UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 29, 2011

Date of Report (Date of Earliest Event Reported)

Commission file number:  333-170100

OnCure Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5211697
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

188 Inverness Drive West, Suite 650

Englewood, Colorado 80112

(303) 643-6500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On August 31, 2011, USCC Florida Acquisition Corp., FROG Oncure Southside, LLC and Oncure Medical Corp. (collectively, “Oncure Medical”) entered into a Standstill Agreement (the “Standstill Agreement”) with Integrated Community Oncology Network, LLC (“ICON”) related to the Management Services Agreement (the “MSA”), dated as of March 1, 2005, by and among Oncure Medical and ICON. As previously announced, on July 8, 2011, ICON notified Oncure Medical that it was terminating the MSA effective October 11, 2011, alleging material changes in the management fees and management services under the MSA as grounds for the termination.  Absent the proposed termination, the MSA would have automatically renewed on October 11, 2011 for an additional 5-year period.  The parties intend to resolve these allegations pursuant to the arbitration provisions provided for in the MSA.  Pursuant to the Standstill Agreement, each of Oncure Medical and ICON have agreed to continue to perform and discharge their respective obligations under the MSA from the date of the Standstill Agreement until either:  (i) an arbitrator issues a final award allowing ICON to terminate the MSA; or (ii) the MSA terminates by its own terms or by agreement of the parties. If Oncure Medical is unsuccessful in enforcing the automatic renewal of the ICON MSA, or if it is unable to negotiate a new management services agreement with ICON on terms that are beneficial to Oncure Medical, the results of operations of OnCure Holdings, Inc. (the “Company”) could be significantly impacted.

The foregoing description is qualified in its entirety by reference to the terms of the Standstill Agreement attached hereto as Exhibit 10.1, and the MSA attached hereto as Exhibit 10.2, and incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)                                  On August 29, 2011, L. Duane Choate provided notice to the board of directors of the Company that he is resigning from his positions as President, Chief Executive Officer and director of the Company, and from any positions he holds as an employee, officer or director of Oncure Medical Corp. and any other subsidiaries and affiliates, effective as of November 1, 2011.  The Company’s board of directors has initiated a formal search for a new President and Chief Executive Officer and expects that Mr. Choate will continue to serve in his current capacities through November 1, 2011 to, among other things, facilitate the transition of the new President and Chief Executive Officer if located prior to that time.

The Company is also announcing that on August 31, 2011, its board of directors appointed James D. Nadauld, a current director, to act as Chairman of the board of directors, effective immediately.

(e)                                  On September 1, 2011, the Company entered into retention letter agreements with certain members of its executive management, including Timothy A. Peach, Chief Financial Officer and Treasurer and the following additional named executive officers, or collectively the NEOs:  Russell D. Phillips, Jr., Executive Vice President, General Counsel and Chief Compliance Officer; William L. Pegler, Senior Vice President and Chief Operating Officer; and Joseph Stork, Senior Vice President and Chief Development Officer. Pursuant to the retention letter agreements, each NEO will be entitled to receive a cash bonus equal to one-third of his current base salary, provided that he remains continuously employed by the Company, upon the earlier of September 1, 2012 or such earlier date that the NEO may be terminated without Cause (as defined in the employment agreement applicable to each NEO).

The retention letter agreements provide for bonuses to the following NEOs, in the amounts shown in the following table:

Named Executive Officer	Retention Bonus Amount

Timothy A. Peach	$85,833
Russell D. Phillips, Jr.	$97,854
William L. Pegler	$79,741
Joseph Stork	$68,667

The foregoing description of the retention letter agreements is qualified in its entirety by reference to the terms of the retention letter agreements attached hereto as Exhibits 10.3-10.6 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibits	Description

10.1	Standstill Agreement dated August 31, 2011, by and among the Integrated Community Oncology Network, LLC, Oncure Medical Corp., USCC Florida Acquisition Corp. and FROG Oncure Southside, LLC.
10.2

Management Services Agreement, dated as of March 1, 2005, among USCC Florida Acquisition Corp., FROG Oncure Southside, LLC, Oncure Medical Corp. and Integrated Community Oncology Network, LLC (incorporated herein by reference to Exhibit 10.44 to the OnCure Holdings, Inc.’s Registration Statement on Form S-4 filed on October 22, 2010).

10.3	Retention Letter Agreement, dated September 1, 2011, between Oncure Medical Corp. and Timothy A. Peach.
10.4	Retention Letter Agreement, dated September 1, 2011, between Oncure Medical Corp. and Russell D. Phillips, Jr.
10.5	Retention Letter Agreement, dated September 1, 2011, between Oncure Medical Corp. and William L. Pegler.
10.6	Retention Letter Agreement, dated September 1, 2011, between Oncure Medical Corp. and Joseph Stork.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2011

ONCURE HOLDINGS, INC.

By:	/s/ Timothy A. Peach
Name: Timothy A. Peach
Title: Chief Financial Officer

Exhibit Index

Exhibits	Description

10.1	Standstill Agreement dated August 31, 2011, by and among the Integrated Community Oncology Network, LLC, Oncure Medical Corp., USCC Florida Acquisition Corp. and FROG Oncure Southside, LLC.
10.2

Management Services Agreement, dated as of March 1, 2005, among USCC Florida Acquisition Corp., FROG Oncure Southside, LLC, Oncure Medical Corp. and Integrated Community Oncology Network, LLC (incorporated herein by reference to Exhibit 10.44 to the OnCure Holdings, Inc.’s Registration Statement on Form S-4 filed on October 22, 2010).

10.3	Retention Letter Agreement, dated September 1, 2011, between Oncure Medical Corp. and Timothy A. Peach.
10.4	Retention Letter Agreement, dated September 1, 2011, between Oncure Medical Corp. and Russell D. Phillips, Jr.
10.5	Retention Letter Agreement, dated September 1, 2011, between Oncure Medical Corp. and William L. Pegler.
10.6	Retention Letter Agreement, dated September 1, 2011, between Oncure Medical Corp. and Joseph Stork.